UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TICC Capital Corp. (the "Company") has filed with the Securities and Exchange Commission (the “SEC”), and disseminated to its stockholders, a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the Company's proposal to approve a new advisory agreement between the Company and TICC Management, LLC, to take effect upon a change of control of TICC Management, LLC, and certain related proposals, at a special meeting of stockholders of the Company scheduled to be held on October 27, 2015.

This Schedule 14A filing consists of a press release that was issued by the Company on October 5, 2015 and slides from a related presentation, which reflect content not previously filed with the SEC. The content of this presentation is available at:  http://WWW.TICCBSPAGREEMENT.COM, a website established by the Company that contains information regarding the above solicitation.

TICC ISSUES Presentation TO Inform STOCKHOLDERS

How Best to Protect Their Investment and Distribution

GREENWICH, CT – October 5, 2015 – TICC Capital Corp. (NASDAQ: TICC) (the "Company," "TICC," "we," or "our") today issued a slide presentation entitled “The Simple Facts on TICC and the BSP Agreement: How to Protect Your Investment and Distribution,” to provide the Company’s large retail investor base with the information needed to help them understand the benefits of the Benefit Street Partners (“BSP”) investment advisory agreement, the process undertaken by TICC to protect the interests of all stockholders, and the deficiencies of the alternative proposals that have been put before them by TPG Specialty Lending, Inc. (“TSLX” or “TPG BDC”) and NexPoint Advisors, L.P. (“NexPoint”).

The Special Committee of the TICC Board of Directors, which is comprised of three independent directors, continues to support the BSP agreement as the best outcome for TICC stockholders. Once BSP becomes TICC’s investment adviser, stockholders will benefit from, among other items:

✓	No reduction to TICC’s current distribution[1]
✓	No dilution to TICC’s net asset value (NAV)
✓	Substantially lower management fees and larger investment staff
✓	Superior loan origination capability and a more diversified portfolio over time

As set out in more detail in the slide presentation, the Special Committee believes that the alternative proposals from TPG BDC and NexPoint are not in the best interests of TICC stockholders because, among other items:

×	The TPG BDC proposal would result in an immediate and permanent dilution to TICC’s stockholders on a NAV basis

×	The TPG BDC proposal would create ~$30 million[2] of annual revenue /profit for TPG – the global private equity firm which has a significant stake in TPG BDC’s investment adviser, and its affiliates – at the expense of TICC’s stockholders

×	TICC stockholder distributions would decrease immediately[1] under the TPG BDC proposal

×	The Special Committee believes that NexPoint does not have the same investment expertise as BSP

The presentation can be found at www.ticcbspagreement.com.

Morgan Stanley & Co. LLC and Wachtell, Lipton, Rosen & Katz are advising the Special Committee.

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It
In connection with the approval of the proposed new investment advisory agreement, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. The Company has distributed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the approval of the proposed new investment advisory agreement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT THAT THE COMPANY FILES WITH THE SEC, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT. The definitive proxy statement and other relevant materials in connection with the approval of the proposed new investment advisory agreement, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov), at the Company's website (http://www.ticc.com), or by writing to the Company at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the approval of the proposed new investment advisory agreement. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on September 3, 2015, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the approval of the proposed new investment advisory agreement, by security holdings or otherwise, are set forth in the proxy statement and other materials filed or to be filed with SEC in connection therewith.

Forward Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

_______________

(1) Under the TPG BDC proposal, the per share distribution would decrease by ~42% from $1.16 to $0.67 based on the exchange ratio (of 0.43x, TPG BDC stock price close on 9/15/2015) adjusted equivalent share price to TICC shareholders on a pro forma basis

(2) Calculated using TPG BDC fee structure and run-rate 2Q’15 financials for both TICC and TPG BDC; fees could be higher or lower depending on actual performance

TICC Contacts

Media:
Brandy Bergman/Meghan Gavigan

Sard Verbinnen & Co

212-687-8080

Stockholders:

Bruce Goldfarb/Tony Vecchio

Okapi Partners LLC

877-566-1922

THE SIMPLE FACTS ON TICC AND THE BSP AGREEMENT How to Protect Your Investment and Distribution  October 5, 2015

Additional Information and Where to Find It In connection with the approval of the proposed new investment advisory agreement with Benefit Street Partners L.L.C. (“BSP”), TICC Capital Corp. ("TICC", "TICC Capital", the "Company", "us", "we" or "our") has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. The Company has distributed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the approval of the proposed new investment advisory agreement and the election of six directors nominated by the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT AND THE APPROVAL OF ITS DIRECTOR NOMINEES THAT THE COMPANY FILES WITH THE SEC, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE APPROVAL OF THESE MATTERS. The definitive proxy statement and other relevant materials in connection with the approval of these matters, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov), at the Company's website (http://www.ticc.com), or by writing to the Company at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the approval of the proposed new investment advisory agreement and the election of six directors nominated by the Company. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on September 3, 2015, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the approval of the proposed new investment advisory agreement, by security holdings or otherwise, are set forth in the proxy statement and other materials filed or to be filed with SEC in connection therewith.

Forward Looking Statements This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

The Special Committee of TICC’s Board – who are independent, have no financial interest in TICC’s current investment advisor (TICC Management, LLC), and will receive no payments as a result of the sale of TICC Management to BSP – conducted a thorough review and determined the BSP investment advisory agreement is best for TICC stockholders

✓BSP is a world class credit manager with over $10 billion in assets, achieving superior investment performance (1) at their existing private debt funds while utilizing substantially less leverage than the BDC industry average (2)

✓NO reduction to TICC’s current distribution (3)

✓NO dilution to TICC’s net asset value (“NAV”)

✓Substantially lower management fees and larger investment staff

✓Superior loan origination capability: BSP committed to a more diversified and higher yielding portfolio over time for TICC

✓BSP has spent more than 9 months in due diligence studying the TICC portfolio to find opportunities for increasing value

✓TICC’s Board is focused on protecting TICC stockholders’ interests

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(1)Returns referenced are for BSP’s three private debt flagship funds and do not account for returns of certain clients BSP has determined are not managed in a substantially similar manner to its three private debt flagship funds; past performance is not a guarantee of future results – any investment entails a risk of loss

(2)Source: Keefe, Bruyette & Woods Weekly BDC/RIC Market Overview dated September 25, 2015

(3)Under the TPG BDC proposal, the per share distribution would decrease by ~42% from $1.16 to $0.67 based on the exchange ratio (of 0.43x, TPG BDC stock price close on 9/15/2015) adjusted equivalent share price to TICC shareholders on a pro forma basis

Benefit Street Partners L.L.C. (“BSP”) would act as investment advisor to TICC Capital

•Affiliate of Providence Equity Partners, a leading private equity firm with AUM of $40Bn

„TICC Capital would still be 100% owned by same TICC shareholders

•No reduction to distribution (1)

•No NAV dilution

•Lower management fees

TICC Capital is 100% owned by TICC shareholders (NASDAQ: TICC)

„TICC Management, LLC, acts as investment advisor to TICC Capital

•Distinct company from TICC Capital

•No ownership by TICC Capital Special Committee members

•No restriction on other value creating opportunities

Benefit Street Partners L.L.C. (“BSP”) would act as investment advisor to TICC Capital

•Affiliate of Providence Equity Partners, a leading private equity firm with AUM of $40Bn

„TICC Capital would still be 100% owned by same TICC shareholders

•No reduction to distribution (1)

•No NAV dilution

•Lower management fees

 TICC Capital is 100% owned by TICC shareholders (NASDAQ: TICC)

(1)Under Maryland law given the contingent nature of the proposals to be approved at TICC’s special meeting of stockholders

(2)Calculated using TPG BDC fee structure and run-rate 2Q’15 financials for both TICC and TPG BDC; fees could be higher or lower depending on actual performance

(3)Represents theoretical market value of the additional annual fees / profit to TPG, assumptions include: ~$30 million annual revenue, no incremental manager costs, tax rate of 35%, and 8.6x multiple on net income

(4)Under the TPG BDC proposal, the per share distribution would decrease by ~42% from $1.16 to $0.67 based on the exchange ratio (of 0.43x, TPG BDC stock price close on 9/15/2015) adjusted equivalent share price to TICC shareholders on a pro forma basis

„TICC Management, LLC, acts as investment advisor to TICC Capital

•Distinct company from TICC Capital

•No ownership by TICC Capital Special Committee members

▪The original BSP investment advisory agreement was reviewed and approved by the TICC Capital Board of Directors

▪When NexPoint submitted a competing proposal to become TICC Capital’s investment advisor, TICC formed a Special Committee comprised solely of independent directors with no stake in TICC Management to review the NexPoint proposal; the Special Committee also thoroughly reviewed the TPG BDC offer to buy TICC Capital

▪The members of the Special Committee receive NO payments as a result of BSP’s agreement to acquire TICC Management; they are independent directors

▪In fact, the Special Committee’s financial interest is the same as yours: all three Special Committee members are TICC Capital stockholders who will benefit ONLY from making the best decision for all stockholders

▪The Special Committee thoroughly considered the NexPoint and TPG BDC proposals, engaging with both entities and soliciting more information and is assisted by independent legal counsel at Wachtell, Lipton, Rosen & Katz and financial advisors at Morgan Stanley & Co. LLC

▪After thoroughly considering the NexPoint and TPG BDC proposals, the Special Committee unanimously concluded that the BSP investment advisory agreement is in the best interests of all stockholders

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YOU WOULD EXPERIENCE A SIGNIFICANT DECREASE IN PER SHARE DISTRIBUTIONS

oWe expect your annual per share distribution would decrease by 42% from $1.16 to $0.67 (1)

oContrary to what TPG BDC is claiming, we believe that our current distribution rate is sustainable

–By law we must pay out 90% of our taxable income to maintain our favorable tax status

–Because our taxable income exceeds GAAP income, it is only natural that our distribution could be greater than GAAP income in certain periods (2)

▪TPG BDC IS NOT OFFERING TO PAY YOU EVEN CLOSE TO WHAT YOUR SHARES ARE WORTH

oTheir $7.50 non-binding offer is a 13% discount to TICC’s current NAV of $8.60 (3)

▪THE SHAREHOLDER UNFRIENDLY “CATCH-UP” PROVISION AND LOW FIXED HURDLE RATE IN TPG BDC’s INVESTMENT ADVISORY AGREEMENT WILL COST YOU EVEN MORE MONEY

oMore money going to TPG BDC’s investment advisor means less distributions to you

oBSP’s proposed fee structure is SUPERIOR to TPG BDC’s fee structure

▪OFFER IS HIGHLY UNCERTAIN

oThey are offering stock in their company, not cash, and we believe the current market value of their stock is inflated given that it trades at a significant premium to its net asset value

oTPG BDC’s offer is not-binding, and completion is conditioned on several factors

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Why TPG BDC’s Offer to Buy TICC is Bad for TICC Shareholders

(1)Represents the exchange ratio (of 0.43x, TPG BDC stock price close on 9/15/2015) adjusted equivalent share price to TICC shareholders on a pro forma basis

(2)A portion of TICC's 2015 distributions are expected to include a return of capital for tax purposes

(3)As of 6/30/2015, per Company filings

▪THROW AWAY ANY GOLD OR BLUE CARDS YOU RECEIVE FROM TSLX OR NEXPOINT

▪WE URGE YOU TO VOTE THE WHITE CARD TODAY! OR GO TO WWW.TICCBSPAGREEMENT.COM FOR ONLINE VOTING INSTRUCTIONS

▪YOUR VOTE IS IMPORTANT

oNo matter how many shares of TICC's common stock you own, please vote your WHITE proxy today, to ensure that your instructions are received in a timely manner

oWe urge you to vote by telephone or Internet by following the instructions on the enclosed WHITE proxy card or by signing, dating and mailing your card in the enclosed envelope

oIf any of your shares of common stock are held in the name of a brokerage firm, bank, bank nominee or other institution, they can only vote your shares upon receipt of your specific instructions

▪If you have any questions or require any additional information concerning the TICC Capital Corp. Special Meeting, please contact our proxy solicitor, Okapi Partners:

oAddress: Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022

oBanks and Brokerage Firms, Please Call: (212) 297-0720

oStockholders and All Others Call Toll-Free: (877) 566-1922

oEmail: info@okapipartners.com